Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Annual Report of China Daqing M&H Petroleum, Inc. (the “Company”) on Form 10-K for the year ending September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Linan Gong, Chief Executive Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of China Daqing M&H Petroleum, Inc.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

China Daqing M&H Petroleum, Inc.

By:           /s/ Linan Gong
Linan Gong
Chief Executive Officer and Secretary

By:           /s/ Dehai Yin
Dehai Yin
Chief Financial Officer and Chief Accounting Officer

 Date:           January 13, 2010